UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12
Bowlero Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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TO OUR STOCKHOLDERS:
We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Bowlero Corp. to be held on December 12, 2023, at 10:00 a.m. Eastern Time (the “Annual Meeting”) in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/BOWL2023. We have decided that the Annual Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in Bowlero Corp. We look forward to your participation at the Annual Meeting.
Sincerely,

Thomas F. Shannon
Chairman, Chief Executive Officer and President
October 27, 2023

BOWLERO CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2023
Notice is hereby given that the 2023 Annual Meeting of Stockholders of Bowlero Corp., a Delaware corporation, will be held on December 12, 2023, at 10:00 a.m. Eastern Standard Time (the “Annual Meeting”) in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/BOWL2023.
Stockholders will not be able to physically attend the Annual Meeting. We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/BOWL2023 and entering the 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. As always, we encourage you to vote your shares prior to the Annual Meeting.
The purpose of the Annual Meeting will be the following:
1.	the election of the directors named in the proxy statement;
2.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024; and
3.	the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Stockholders of record at the close of business on October 23, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. We will furnish proxy materials to all of our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders.
Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person during the Annual Meeting.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.
You can find detailed information regarding voting in the section entitled “Questions and Answers” starting on page 29 of the accompanying proxy statement.
The notice of the Annual Meeting and proxy statement are available at www.ProxyVote.com.
By order of the board of directors,

Thomas F. Shannon
Chairman, Chief Executive Officer and President
Mechanicsville, Virginia
October 27, 2023

In this Proxy Statement, unless otherwise indicated or the context otherwise requires, references to the “Company,” “Bowlero,” “we,” “us” and “our” refer to Bowlero Corp. and its consolidated subsidiaries.
i

BOWLERO CORP.
7313 Bell Creek Road
Mechanicsville, VA 23111
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2023
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of Bowlero Corp., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2023 Annual Meeting of Stockholders to be held on December 12, 2023 in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/BOWL2023 (the “Annual Meeting”), at 10:00 a.m. Eastern Standard Time, and at any adjournment or postponement thereof. Stockholders will not be able to physically attend the Annual Meeting. We believe the virtual meeting technology provides expanded stockholder access while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We encourage stockholder participation in the Annual Meeting, which we have designed to promote stockholder engagement.
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/BOWL2023 and entering the 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting. Stockholders may visit www.ProxyVote.com to submit questions as well as view the Rules of Conduct for the meeting. Questions must be submitted prior to 11:59 p.m. Eastern Time on December 11, 2023.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement available to our stockholders electronically via the Internet at www.ProxyVote.com. On or about October 27, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”), containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

PROPOSAL ONE
ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT
General
Our Board consists of nine members. The authorized number of directors may be increased or decreased by our Board in accordance with our certificate of incorporation. At any meeting of the Board, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.
At the Annual Meeting, our stockholders will vote to elect the nine nominees named in this proxy statement as directors, whose terms will expire at the annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”).
Each of our directors serves as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
The nominating and corporate governance committee recommended the election of Thomas F. Shannon, Brett I. Parker, Michael J. Angelakis, Robert J. Bass, Sandeep Mathrani, Alberto Perlman, Rachael A. Wagner, Michelle Wilson and John A. Young to our Board after considering each of their backgrounds, qualifications and professional experience. Each of our director nominees has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2024 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast of the Common Stock and Preferred Stock voting together as a single class.
There are no family relationships between or among any of our executive officers, nominees, or continuing directors.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If a nominee becomes unavailable for election or unable to serve as a director, and the Board does not choose to reduce the size of the Board, such shares will be voted for the election of such substitute nominee as the Board may propose.
Directors
The following table sets forth information with respect to our director nominees, assuming they are reelected at the Annual Meeting, and continuing directors:
Director Nominees for Election at the Annual Meeting
Name	Age	Director Since	Independent	Board Committee(s)
Thomas F. Shannon*	58	2021	N
Brett I. Parker	45	2021	N
Michael J. Angelakis	59	2021	Y	Nominating and Corporate Governance Committee+
Robert J. Bass	74	2021	Y	Audit Committee,+ Nominating and Corporate Governance Committee
Sandeep Mathrani	61	2021	Y	Audit Committee, Compensation Committee
Alberto Perlman	47	2022	Y	Audit Committee, Compensation Committee
Rachael A. Wagner	41	2021	Y	Compensation Committee
Michelle Wilson	58	2021	N
John A. Young**	58	2021	Y	Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee+
*	Chairman of the Board
**	Lead Director
+	Committee Chair

Board Nominees
Thomas F. Shannon is the founder, Chairman, Chief Executive Officer, President and a director of Bowlero. Mr. Shannon became a director of Bowlero upon consummation of the business combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of July 1, 2021, as amended on November 1, 2021 (the “Business Combination Agreement”), by and among Isos Acquisition Corporation (“Isos”) and Bowlero Corp. (“Old Bowlero”). Mr. Shannon founded Old Bowlero with the acquisition of Bowlmor Lanes in 1997 and has grown Bowlero into the world’s largest operator of bowling entertainment centers. Mr. Shannon holds a Master in Business Administration from the Darden School at the University of Virginia and is a graduate of the American University. Mr. Shannon is a valuable member of the Board because of his in-depth knowledge of Bowlero’s business resulting from his years of service with the Company and his leadership experience as Bowlero’s Founder, Chairman, Chief Executive Officer, and President.
Brett I. Parker is the Executive Vice Chairman and a director of Bowlero and previously served as its President, Chief Financial Officer, Secretary, and Treasurer. Mr. Parker was a director of Old Bowlero as well as its Chief Financial Officer from 2001 until the consummation of the Business Combination. Prior to joining Old Bowlero, Mr. Parker worked for RehabManager.com as a business development analyst. Mr. Parker is a graduate of Cornell University with a Bachelor of Science degree in Applied Economics and Business Management with a concentration in Business Management and Marketing. Mr. Parker is a valuable member of the Board because of the critical leadership he has provided Bowlero for over 20 years and his financial and business expertise.
Michael J. Angelakis had been a director of Old Bowlero since 2017 and became a director of Bowlero upon consummation of the Business Combination. He is the Chairman and Chief Executive Officer of Atairos. He also serves as a Senior Advisor to the Executive Management Committee of Comcast Corporation. Prior to founding Atairos, he served as Comcast’s Vice Chairman and Chief Financial Officer. In those roles, Michael was responsible for many strategic, financial, administrative and other areas within Comcast. During his tenure at Comcast, Michael was recognized by Institutional Investor magazine as one of “America’s Best Chief Financial Officers” six out of eight years. Prior to joining Comcast, Michael served as a Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, one of the leading private equity firms investing in technology, media and communications companies around the world. Before joining Providence, Michael was Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications. He also served as Vice President at Manufacturers Hanover Trust Company in New York, where he oversaw one of the bank’s media and communications portfolios. Additionally, Michael spent several years in London developing Manufacturers Hanover’s acquisition finance and merchant banking activities throughout Western Europe. He is a member of the board of directors of the following public companies: Exxon Mobil Corporation (NYSE: XOM), TriNet Group (NYSE: TNET) and Clarivate PLC (NYSE: CLVT), as well as the following private companies: Arcis Golf and The Orogen Group. Previously, Michael was the Chairman of the Board for the Federal Reserve Bank of Philadelphia, a member of the board of directors of Duke Energy, Groupon Corporation (NASDAQ: GRPN), Hewlett Packard Enterprises (NYSE: HPE), Learfield Corporation, and a trustee of Babson College. Michael is a graduate of the Owner/President Management Program at the Harvard Business School and of Babson College. Mr. Angelakis is a valuable member of the Board because of his extensive financial expertise and his years of experience on the boards of directors of other public companies.
Robert J. Bass became a director of Bowlero upon the consummation of the Business Combination. Mr. Bass served as a vice chairman of Deloitte & Touche LLP from 2006 through June 2012, and was a partner at Deloitte from 1982 through June 2012, where he specialized in e-commerce, mergers and acquisitions, SEC filings and related issues. At Deloitte, Mr. Bass was responsible for all services provided to Forstmann Little and its portfolio companies and was the advisory partner for Blackstone, DIRECTV, 24 Hour Fitness, McKesson, IMG and CSC. In addition, he has been an advisory partner for RR Donnelley, Automatic Data Processing, Community Health Systems and Avis Budget. Mr. Bass serves on the board of directors of Groupon (NASDAQ: GRPN) and is both a member of the compensation committee and chairman of the audit committee. He serves as a member of the board of directors of Apex Tool Group, LLC, including as chairman of the audit committee, and the board of directors and as chairman of the audit committee of Redfin Corporation (NASDAQ: RDFN). Mr. Bass also serves on the board of trustees of Blackstone Secured Lending Fund (NYSE: BXSL) and is chairman of the audit committee and a member of the nominating/governance committee and the compensation committee. He serves on the board of trustees of Blackstone Private Credit Fund and is chairman of the audit committee and a member of the nominating/governance committee and the compensation committee. Previously, Mr. Bass served on the board of directors of Sims Metal Management (ASX: SGM.AX) from

September 2013 to December 2018 and was a member of the risk and audit committee from September 2013, including serving as chairman of the risk and audit committee from November 2014, and he also served on the board of directors and as chairman of the audit committee of New Page Corporation from January 2013 (emergence from chapter XI) to January 2015 (sale of the company). Mr. Bass is a certified public accountant licensed in New York and Connecticut. He is a member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants. Mr. Bass holds a Master in Business Administration from the Columbia University Graduate School of Business and a Bachelor of Business Administration Degree from Emory University. Mr. Bass is a valuable member of the Board because of his experience and knowledge of public company financial reporting and accounting. His experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s financial statements and SEC filings.
Sandeep Mathrani became a director of Bowlero upon consummation of the Business Combination. Mr. Mathrani currently serves as Managing Director of Sycamore Partners, a private equity firm specializing in consumer, distribution and retail-related investments. Mr. Mathrani served as the chief executive officer of WeWork (NYSE: WEWK) and a member of its board from February 2020 to May 2023. Prior to WeWork, he served as CEO of Brookfield Properties Retail Group and as Vice Chairman, Brookfield Properties from August 2018 to February 2020. Prior to that, he served as CEO of GGP Inc. for eight years, during which he oversaw the company’s strategic rebranding in 2017 to a retail real estate company, as well as the successful $9.25 billion acquisition of GGP by Brookfield Property Partners in 2018. Before joining GGP in 2010, Mr. Mathrani was President of Retail for Vornado Realty Trust, where he oversaw the firm’s U.S. retail real estate division. Before that, he spent nearly a decade as Executive Vice President at Forest City Ratner. Mr. Mathrani currently serves as a member of the board of directors of Dick’s Sporting Goods (NYSE: DKS) and Tanger Factory Outlet Center, Inc. (NYSE: SKT). Mr. Mathrani served on the executive board and the board of trustees for the International Council of Shopping Centers, the executive board and 2019 chair of the National Association of Real Estate Investment Trusts, as well as on the board of directors for Host Hotels & Resorts, Inc. (Nasdaq: HST). He holds a Master of Engineering, Master of Management Science and Bachelor of Engineering from Stevens Institute of Technology. Mr. Mathrani is a valuable member of the Board because of his significant experience as a real estate industry veteran and his valuable corporate governance, management, operational and strategic expertise.
Alberto Perlman became a director of Bowlero in December 2022. Mr. Perlman currently serves as the chief executive officer and co-founder of Zumba Fitness, LLC, the largest branded fitness program in the world. At Zumba, Mr. Perlman oversees marketing, product development, business development and innovation, and negotiates strategic partnerships with fitness clubs and organizations around the world. Since its inception in 2001, the Zumba® program has grown from a single class taught in a Miami gym into a global movement and expansive lifestyle brand. Zumba now reaches 15 million weekly participants in 200,000 locations in 186 countries. Prior to founding Zumba, Mr. Perlman was founder and CEO of internet-incubator Spydre Labs and worked as a consultant for the Mitchell Madison Group. Mr. Perlman earned his bachelor's degree in business from Babson College. Mr. Perlman is a valuable addition to the Board due to his experience and perspective in marketing, business development, collaborations, public relations and social media.
Rachael A. Wagner had been a director of Old Bowlero since 2017 and became a director of Bowlero upon consummation of the Business Combination. She is a Partner at Atairos, where she leads investments in the leisure, entertainment and digital media industries. Ms. Wagner joined Atairos from Lindsay Goldberg, where she participated in all major investment functions, including origination, transaction execution and portfolio company development. Ms. Wagner was a Managing Director at Lindsay Goldberg and served as a Director on several portfolio company boards across a wide range of industries, including food & beverage manufacturing, specialty distribution, government services and downstream energy. Prior to joining Lindsay Goldberg, Ms. Wagner worked at Lion Capital and in the Private Equity group at Blackstone. She previously served as a member of the board of directors of Oxford University’s Saïd Business School and as a member of the Council on Foreign Relations. Ms. Wagner is a member of the board of directors of Arcis Golf, Wilson College and LifeLabs Learning, a workplace training and consulting company. She received her Master of Business Administration degree and an MSc in Comparative Social Policy from Oxford University, where she was a Rhodes Scholar, and her Bachelor’s degree from Harvard University. Ms. Wagner is a valuable member of the Board because of her management and professional experience.

Michelle Wilson became a director of Bowlero upon consummation of the Business Combination. Michelle Wilson has been the Co-Chief Executive Officer of Isos Capital since inception. Prior to her position with Isos, Ms. Wilson served as Co-President and board member at WWE from February 2018 to January 2020. She rejoined the WWE board in January 2023. Ms. Wilson served as Chief Revenue & Marketing Officer from November 2013 to February 2018, and Chief Marketing Officer from February 2009 to February 2018. From August 2001 to February 2009, she was Chief Marketing Officer of the United States Tennis Association where she was instrumental in making the U.S. Open the highest attended annual sporting event in the world with more than 700,000 fans in attendance every year. She was pivotal in the implementation of several innovations for the sport, including in-stadium video screens, blue courts, instant replay and the 2004 launch of the U.S. Open Series. From April 2000 to July 2001, she was Vice President of Marketing for the XFL. Earlier in her career, Ms. Wilson held positions at the National Basketball Association in its domestic and international consumer products groups as well as roles at Nabisco and Johnson & Johnson. Ms. Wilson has served on the board of directors of Turtle Beach Corporation (NASDAQ: HEAR) since May 2022. Ms. Wilson holds a Master in Business Administration from the Harvard Business School and a B.S.E. in Chemical Engineering from the University of Pennsylvania. Ms. Wilson is a valuable member of the Board because of her extensive experience in the sport and entertainment industries.
John A. Young had been a director of Old Bowlero and its predecessor entities since 2013 and became a director of Bowlero upon consummation of the Business Combination. He is the retired President, CEO and Director of Colfax Corporation (NYSE:CFX). He was one of the co-founders of Colfax and served as its Chief Financial Officer from 1995 to 2000 and Chief Executive Officer from 2000 until 2010. After leaving Colfax, he served as a Senior Advisor to Oaktree Capital Management from 2011 until 2016 and has been a director of multiple privately owned businesses in the industrial, recreational products and healthcare industries. Prior to employment with Colfax, Mr. Young was Director of Corporate Development at AMF Industries and was an M&A Associate at Chase Manhattan Bank. Mr. Young is a graduate of the University of Virginia with a Master in Business Administration from the Darden School of Business, where he was a Shermet Scholar, and a Bachelor of Science Degree in Finance from the McIntire School. Mr. Young is a valuable member of the Board because of his years of management experience and expertise.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR
STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Board Committees
The Board committees consist of an audit committee, a compensation committee and a nominating and corporate governance committee.
Each of our committees is governed by a written charter that satisfies the applicable New York Stock Exchange (“NYSE”) listing standards. Copies of the charters for each committee are available on the investor relations page of our website at ir.bowlerocorp.com. Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
During fiscal 2023, our audit committee consisted of Robert J. Bass (chair), Sandeep Mathrani, and John A. Young. Our Board has determined that Robert J. Bass qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that Robert J. Bass, Sandeep Mathrani, and John A. Young are independent as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under NYSE listing standards. The principal duties and responsibilities of our audit committee are as follows:
•	to prepare the annual audit committee report to be included in our annual proxy statement;
•	to oversee and monitor our financial reporting process;
•	to oversee and monitor the integrity of our financial statements and internal control system;
•
to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm, including evaluating the performance of the lead audit partner and confirming rotation requirements have been complied with;

•	to oversee and monitor the performance, appointment and retention of our internal audit function;
•	to discuss, oversee and monitor policies with respect to risk assessment and risk management, including cybersecurity risk;
•	to oversee and monitor our compliance with certain legal and regulatory matters; and
•	to provide regular reports to the board.
The audit committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
No member of our audit committee may simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service does not impair the ability of such member to effectively serve on our audit committee. Mr. Bass currently serves on the audit committees of four other public companies. Given Mr. Bass’s extensive experience as an audit professional, his proficiency in accounting, and his knowledge of the Company, the Board has determined that Mr. Bass’s simultaneous service on the audit committees of more than two other public companies does not impair his ability to effectively serve on our audit committee.
Compensation Committee
During fiscal 2023, our compensation committee consisted of John A. Young (chair), Sandeep Mathrani, and Rachael A. Wagner. The principal duties and responsibilities of the compensation committee are as follows:
•	to review and make recommendations to the full Board regarding our compensation policies and programs;
•
to review and approve the compensation of our chief executive officer and other officers, including all material benefits, option or stock award grants and perquisites and all material employment agreements;

•	to review and approve our incentive compensation plans, pension plans and equity-based compensation plans;

•	to administer incentive compensation, pension plans and equity-based compensation plans;
•	to review and approve financial and other performance targets that must be met;
•	to review and make recommendations to the full Board regarding compensation of non-executive directors; and
•	to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.
Our compensation committee is authorized to engage a compensation consultant to assist the compensation committee in its responsibilities. During fiscal 2023, the compensation committee engaged Mercer as its compensation consultant.
Nominating and Corporate Governance Committee
During fiscal 2023, our nominating and corporate governance committee consisted of Michael J. Angelakis (chair), Robert J. Bass and John A. Young. The principal duties and responsibilities of the nominating and corporate governance committee are as follows:
•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board;
•	to review and recommend to the Board a succession plan for the chief executive officer and other executive officers;
•
to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the committees of the Board;

•	to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;
•	to develop, review and assess annually the adequacy of the Company’s corporate governance principles and guidelines and recommend to our Board any changes deemed appropriate; and
•	to oversee the evaluation of our Board.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee was at any time during fiscal 2023, or at any other time, one of our officers or employees. We are parties to certain transactions with A-B Parent LLC, a Delaware limited liability company (“Atairos”) and Cobalt Recreation LLC, a Delaware limited liability company (“TS”) described in “Certain Relationships and Related Person Transactions” below. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our compensation committee.
Meetings of the Board of Directors
Our Board held four meetings during the fiscal year ended July 2, 2023. Our audit committee, compensation committee and corporate governance and nominating committee met five times, four times, and four times, respectively during the year ended July 2, 2023. During the 2023 fiscal year, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the Board and each committee of which he or she was a member. Each director is also encouraged and expected to attend the Company’s annual meeting.
Board Leadership Structure
As outlined in our corporate governance guidelines, the Board is elected by stockholders to provide oversight and strategic guidance to senior management. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s officers, employees, outside advisors and independent auditors. The Board selects and oversees senior management, to whom the Board delegates the authority and responsibility for the conduct of the day-to-day operations of the business. The Board has established a strategic planning process to establish objectives and goals for the Company and will review, approve and modify as appropriate the strategies proposed by senior management to achieve such objectives and goals. The Board will review and approve, as appropriate, a strategic plan that takes into account, among other things, the opportunities and risks of the Company’s business and affairs.
Our Board is currently led by our Chairman, Mr. Shannon, who founded Old Bowlero with the acquisition of Bowlmor Lanes in 1997 and has grown Bowlero into the world’s largest operator of bowling entertainment centers. Our Company benefits from Mr. Shannon’s significant leadership experience and accumulated expertise in the bowling industry. The Board is further comprised of a fully independent audit committee and a fully independent compensation committee. These independent committees align with the Company’s corporate governance policies and practices and assure adequate independence of the Board. Mr. Young serves as our Lead Director. Under our corporate governance guidelines, the responsibilities of the Lead Director include, among other things, presiding at all meetings of the Board at which the Chairman is not present including executive sessions of the independent directors, serving as liaison between the Chairman and the independent directors and having the authority to call meetings of the independent directors.
Identifying and Evaluating Candidates for the Board of Directors
Subject to the terms of the Stockholders’ Agreement (described below), the nominating and corporate governance committee is responsible for recommending director candidates to the Board. Nominees for directorship are identified by the nominating and corporate governance committee in accordance with the criteria set forth below and any other criteria that may be identified by the Board or a committee of the Board, if appropriate, and in accordance with the procedures set forth in the nominating and corporate governance committee’s charter. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The nominating and corporate governance committee’s assessment of a potential candidate will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.
The criteria assessed by the nominating and corporate governance committee when evaluating a candidate for director include:
•
Simultaneous Service. No director should serve on more than three other public company boards. No member of the audit committee should serve on more than two other public company audit committees unless the Board determines that such simultaneous service does not impair the ability of such member to effectively serve on the audit committee and such determination is appropriately disclosed. No director who is an executive officer of another public company should serve on more than two other public company boards, aside from the board of their own company. Directors should advise the Chairman and the chair of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or audit committee or to assume the chair or lead independent director position on another public company board.

•
Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

•	Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:
•	Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;
•	Accountability: Directors should be willing to be accountable for their decisions as directors;
•	Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;
•	Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

•	High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;
•	Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and
•	Courage: Directors should possess the courage to express views openly, even in the face of opposition.
•
Expectations. Each Director will be expected to: dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties; comply with the duties and responsibilities set forth herein and in the Amended and Restated Bylaws of the Company; comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation, subject to the provisions set forth in the Company’s governing documents; and adhere to the Company’s Code of Conduct and Business Ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to Directors.

On July 1, 2021, we entered into a stockholders agreement (the “Stockholders Agreement”) with Atairos and TS, which Mr. Shannon controls, pursuant to which each of Atairos and TS has the right to designate nominees for election to our Board at any meeting of our stockholders. The number of nominees that each of Atairos and TS are entitled to nominate is dependent on their respective beneficial ownership of Bowlero’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) and Bowlero’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). For so long as Atairos and its affiliates own (i) 15% or more of the combined Class A Common Stock and the Class B Common Stock, Atairos will be entitled to designate three directors to our Board and (ii) less than 15% but at least 5%, Atairos will be entitled to designate one director to our Board. For so long as TS and its affiliates own (i) 15% or more of the combined Class A Common Stock and the Class B Common Stock, TS will be entitled to designate three directors to our Board and (ii) less than 15% but at least 5%, TS will be entitled to designate one director to our Board.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition. The corporate governance guidelines can be accessed on the investor relations page of our website at ir.bowlerocorp.com.
Controlled Company Status
Mr. Shannon, directly or indirectly, controls more than 50% of our combined voting power. As a result, Bowlero is a “controlled company” for the purposes of NYSE’s rules and corporate governance standards. As a “controlled company,” we are permitted not to comply with certain corporate governance requirements, including (1) those that would otherwise require our Board to have a majority of independent directors, (2) those that would require that we establish a compensation committee composed entirely of independent directors and with a written charter addressing the committee’s purpose and responsibilities and (3) those that would require we have a nominating and corporate governance committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, or otherwise ensure that the nominees for directors are determined or recommended to our Board by the independent members of our Board. Although we do not currently avail ourselves of any of the exemptions available to controlled companies, we may choose to do so in the future at our discretion. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares of common stock continue to be listed on NYSE, we will be required to comply with these provisions within the applicable transition periods if we had chosen to utilize any of these exemptions.

Environmental, Social, Governance (“ESG”) Oversight
We are committed to advancing a purpose-led vision and fostering a culture that encourages our employees to enhance our business and the communities in which we operate. We endeavor to integrate ESG practices that create sustainable economic value to our employees, stockholders, communities, and other stakeholders.
From an environmental perspective, we have implemented and plan to continue to implement policies and practices with the goal of supporting the continued reduction of energy consumption (thereby reducing greenhouse gas emissions), water, and waste production across the portfolio. Initiatives we have taken include the installation of solar panels on the roofs of our bowling centers, electric vehicle charging stations in the parking lots of our bowling centers, and LED lighting. Additionally, we are continuing to research solar and alternative energy options to further reduce our consumption and carbon footprint.
Human Capital Management
Overview
As of July 2, 2023, we employed approximately 10,083 employees, including approximately 9,611 in the operation of our centers and approximately 472 at the corporate level. We had 3,289 full-time employees and 6,794 part-time employees, of whom 68 were based in Canada and 118 in Mexico. We had 73 employees who are members of a union. We believe that our employee relations are satisfactory, and we have not experienced any work stoppages at any of our centers. Each center typically employs a center General Manager, two operation managers, a facilities manager who oversees the maintenance of the facility and bowling equipment, and approximately 20 to 30 associates to handle food and beverage preparation, customer service and maintenance. Our staffing requirements are seasonal, and the number of people we employ at our stores fluctuates throughout the year.
Human Capital Management Strategy
Our reputation for exceptional quality relies on having exceptional people who support our guest-focused mission in our bowling centers, so we ensure that our team is rewarded, engaged and developed to build fulfilling careers. We provide competitive associate wages that are appropriate to employee positions, skill levels, experience, knowledge and geographic location. In the United States, we offer our associates a wide array of health, and welfare benefits, which we believe are competitive relative to others in our industry. We benchmark our benefits plan annually to ensure our associate value proposition remains competitive and attractive to new talent. In our operations in Canada and Mexico, we offer benefits that may vary from those offered to our U.S. associates due to customary local practices and statutory requirements. In all locations, we provide time off benefits, company-paid holidays, recognition programs and career development opportunities.
Workforce Diversity
Diversity, equality, inclusion and belonging are fundamental principles in our culture. We strive to create a workplace where all our associates can thrive and to employ a workforce that represents the communities where we operate and the customers we serve. We are committed to fostering, cultivating, celebrating and preserving a culture of diversity, equality, inclusion and belonging among our associates, customers and suppliers. We embrace our associates’ differences in age, color, disability, ethnicity, family or marital status, gender identity or expression, language, national origin, physical and mental ability, political affiliation, race, religion, sexual orientation, socio-economic status, caste, veteran status, and other characteristics that make our associates unique. Bowlero’s diversity initiatives include, but are not limited to, our practices and policies on recruitment and selection; compensation and benefits; professional development and training; promotions; transfers; social and recreational programs; terminations; and the ongoing development of a work environment that encourages and enforces respectful communication, teamwork, work/life balance and engaging in community efforts that promote a greater understanding and respect for the principles of diversity.

Our workforce diversity is summarized in the table below:
	Female	Male	Not Declared	Total
American Indian/Alaskan Native	0.3%	0.4%	—%	0.7%
Asian	1.1%	1.9%	—%	3.0%
Black or African-American	9.2%	11.1%	0.1%	20.4%
Hispanic or Latino	9.9%	11.3%	0.2%	21.4%
Native Hawaiian/Pacific Island	0.2%	0.3%	—%	0.5%
Not Declared	1.4%	1.3%	0.7%	3.4%
Two or more Races	2.1%	2.3%	0.1%	4.5%
Unknown	0.1%	—%	—%	0.1%
White	20.1%	25.3%	0.6%	46.0%
Total	44.4%	53.9%	1.7%	100.0%
Evaluations of the Board, Committees, and Directors
Our Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our nominating and corporate governance committee. The Board aims to discuss each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board, any committee thereof or of the directors.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct, as well as qualify as a “code of ethics” as defined by the rules and regulations of the SEC and NYSE. The code of business conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at www.bowlero.com. The code of business conduct and ethics is available on our website.
Role of Board in Risk Oversight
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.
Director Independence
Our independent directors, as such term is defined by the NYSE rules, are Michael J. Angelakis, Robert J. Bass, Sandeep Mathrani, Alberto Perlman, Rachael A. Wagner and John A. Young. While we are a “controlled company” we are not required to have a majority of independent directors. However, a majority of our Board consists of independent directors, with a fully independent audit committee, compensation committee, and nominating and corporate governance committee.
Prohibition on Hedging and Pledging of Company Securities
The Company’s Corporate Governance Guidelines prohibit directors, executive officers and employees, and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities that are (1) granted to the director, officer or employee by the Company as part of such director’s, officer’s or employee’s compensation; or (2) held, directly or indirectly, by the director, officer or employee, unless such transactions are pre-approved by the Company’s Chief Legal Officer or his or her designee. Any person seeking such an exception must submit a request for approval at least two weeks prior to the transaction. In addition, our Securities Trading Policy prohibits our directors, officers, and employees from pledging, or otherwise granting a security interest in, Company securities, unless such transactions are pre-approved by the Company’s Chief Legal Officer or his or her designee. Any person seeking such an exception must submit a request for approval at least two weeks prior to the transaction.
Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board, the audit committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Chief Legal Officer, Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, VA 23111.
All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Information About Our Executive Officers
The following table sets forth information with respect to our executive officers as of the date of this proxy statement:
Name	Age	Position(s)
Thomas F. Shannon	58	Chairman, Chief Executive Officer, President, Director
Brett I. Parker	45	Executive Vice Chairman, Director
Robert M. Lavan	41	Chief Financial Officer and Treasurer
A description of the business experience of Thomas F. Shannon and Brett I. Parker is provided above under the section titled “Election of the Directors Named in this Proxy Statement – Board Nominees.”
Robert M. Lavan. Robert M. Lavan has served as the Chief Financial Officer and Treasurer of Bowlero from May 2023. Prior to joining Bowlero, Mr. Lavan was Executive Vice President and Chief Financial Officer of Bally’s Corporation (NYSE:BALY) since April 2022 and its Senior Vice President, Finance & Investor Relations from May 2021 to March 2022. Prior to joining Bally’s Corporation, Mr. Lavan was Chief Financial Officer of Turning Point Brands (NYSE:TPB). Prior to Turning Point Brands, he was Chief Financial Officer of General Wireless Operations, an electronics retailer, and held various analyst and portfolio manager roles on Wall Street. Mr. Lavan has a B.S. in Engineering from the University of Pennsylvania.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
JUNE 30, 2024
Ratification of Appointment of the Independent Registered Public Accounting Firm
Our Board and the audit committee are asking our stockholders to ratify the appointment by the audit committee of Deloitte & Touche LLP (“Deloitte”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending June 30, 2024. Stockholder ratification of such selection is not required by our Amended and Restated Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance.
Ratification of the appointment of Deloitte requires the vote of a majority of the shares of our Common Stock and Preferred Stock, voting together as a single class, cast affirmatively or negatively on the matter. In the event our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain Deloitte for the fiscal year ending June 30, 2024. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.
Changes in Independent Registered Public Accounting Firm in 2021 and 2022
On December 21, 2021, the audit committee of our Board dismissed Marcum LLP (“Marcum”), Isos’s independent registered public accounting firm prior to the Business Combination, as the Company’s independent registered public accounting firm effective following the filing of the Company’s Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, Isos. On December 21, 2021, the audit committee of our Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ended July 3, 2022. KPMG served as independent registered public accounting firm of Old Bowlero prior to the Business Combination.
As previously reported on our Current Report on Form 8-K, dated October 27, 2022, the audit committee (i) approved the dismissal of KPMG, effective upon the completion of KPMG’s review of the Company’s consolidated financial statements as of and for the quarter ended October 2, 2022, and (ii) engaged Deloitte as our independent registered public accounting firm for the fiscal year ending July 2, 2023 and related interim periods ending January 1, 2023 and April 2, 2023. The reports of KPMG on our consolidated financial statements for the years ended July 3, 2022 and June 27, 2021 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended July 3, 2022 and June 27, 2021, and in the subsequent interim period through October 31, 2022, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make a reference thereto in their reports.
During the years ended July 3, 2022 and June 27, 2021, and in the subsequent interim period through October 31, 2022, there were no disagreements or “reportable events” requiring the disclosure pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K, other than the material weaknesses in internal control over financial reporting related to certain financial reporting processes as of July 3, 2022, as reported in Item 9A in our Annual Report on Form 10-K for the year ended July 3, 2022 and material weaknesses as of June 27, 2021 related to insufficient technical resources and ineffective information and communication that resulted in ineffective process level controls over leases, income taxes, stock-based compensation and business combinations.
The audit committee commenced an audit tender in 2022, with a thorough and competitive process to select our independent registered public accounting firm for the year ending July 2, 2023. The audit committee invited several audit firms to participate in the process, and the firms that submitted responses to the request for proposal undertook an extensive process of reviewing information about us and our businesses. The tender process also included a variety of meetings with members of the audit committee and our management as part of the evaluation of each firm’s capabilities, audit quality, industry knowledge and expertise, independence, proposed engagement team, approach to audit innovation and technology, and other factors.

Following review of the proposals received in the tender process, the audit committee in October 2022 selected Deloitte as our independent registered public accounting firm. The audit committee believes that the engagement of Deloitte as our independent registered public accounting firm is in the best interest of our stockholders.
During the years ended July 3, 2022 and June 27, 2021, and for the subsequent interim period through October 31, 2022, neither the Company nor anyone on its behalf consulted Deloitte regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.
A representative of Deloitte is expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table presents fees for professional audit services rendered by KPMG and Deloitte for the audit of the Company’s financial statements for the years ended July 2, 2023 and July 3, 2022 , and fees billed for other services rendered by KPMG and Deloitte.
	Fiscal Year Ended
	July 2, 2023	July 3, 2022
Audit fees(1)	$1,138,200	$1,693,500
Audit-related fees(2)	—	670,000
Tax fees(3)	—	7,681
All other fees(4)	—	36,088
Total fees	$1,138,200	$2,407,269
(1)
Audit fees above are professional services associated with the annual audit of our financial statements, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit.

(2)	Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of Bowlero’s financial statements.
(3)	Tax fees relate to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services.
(4)	All other fees relate to professional services not included in the categories above, including services related to other permissible advisory services and regulatory reporting requirement.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.
Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Board Committees – Audit Committee” and “Report of the Audit Committee.”
Pre-Approval Policy
To ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm or other auditors as permitted by Section 10A of the Exchange Act and all related fees and other terms of engagement must be pre-approved by the audit committee. The audit committee approved all services provided by KPMG and Deloitte during the years ended July 2, 2023 and July 3, 2022. The audit committee has considered the nature and amount of the fees billed by KPMG and Deloitte and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG and Deloitte’s independence.
Recommendation of Our Board of Directors and Audit Committee
OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2024.

Report of the Audit Committee
The audit committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the audit committee:
•	reviewed and discussed our financial statements as of and for the fiscal year ended July 2, 2023 with management and Deloitte;
•	discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;
•	received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB; and
•	discussed the independence of Deloitte with that firm.
Based on the audit committee’s review and discussions noted above, the audit committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2023 for filing with the SEC. Deloitte served as our independent registered public accounting firm since 2022. The audit committee has appointed Deloitte as our independent registered public accounting firm for fiscal year ending June 30, 2024.
Submitted by the audit committee of our Board:

Robert J. Bass Sandeep Mathrani Alberto Perlman John A. Young

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed below in the “Summary Compensation Table.” For the fiscal year ended July 2, 2023, our named executive officers are:
•	Thomas F. Shannon, Chairman, Chief Executive Officer and President;
•	Brett I. Parker, Executive Vice Chairman; and
•	Robert M. Lavan, Chief Financial Officer and Treasurer.
Compensation Consultants
Our compensation committee is authorized to engage a compensation consultant to assist the compensation committee in its responsibilities. During fiscal 2023, the compensation committee engaged Mercer as its compensation consultant to provide ongoing advisory services to the compensation committee, which include review of the executive compensation of our officers and outside directors, development of market-based incentive guidelines, compensation decision support, and other services as may be directed by the compensation committee. The compensation consultants from Mercer have no other direct or indirect business relationships with us. The compensation committee has assessed the independence of Mercer and has concluded that its engagement of Mercer does not raise any conflict of interest with the Company or any of its directors or executive officers.
Employment Agreements
Current Employment Agreement with Mr. Shannon and Fiscal 2023 Employment Agreement with Mr. Parker
Effective as of the closing of the Business Combination, Bowlero entered into an employment agreement, dated as of December 15, 2021, with each of Mr. Shannon, as Chief Executive Officer, and Mr. Parker, as President, Chief Financial Officer, Secretary and Treasurer. Each agreement superseded the executive’s prior employment agreement with Old Bowlero. Mr. Parker’s employment agreement was amended and restated on July 17, 2023, after the end of fiscal 2023. Mr. Parker’s amended and restated employment agreement (the “Amended Employment Agreement”) now supersedes the terms of his employment agreement that was in effect through the end of fiscal 2023. See below under “Amended Employment Agreement with Mr. Parker.”
Under the terms of these employment agreements, each executive will serve as a member of our Board, and Mr. Shannon will also serve as its Chairman. The initial term of each executive’s employment is scheduled to expire on the third anniversary of the effective date (which is December 15, 2024), subject to automatic renewal for successive one-year periods unless either party provides at least 90 days’ notice of non-renewal.
The agreements provide for an initial annual base salary of $1,274,000 for Mr. Shannon and $991,000 for Mr. Parker (subject to annual review by our compensation committee for possible increase) and for target and maximum annual bonuses equal to 100% and 200% of base salary. The actual amount of any bonus that each executive earns will be determined by our compensation committee in accordance with the terms of the Company’s annual incentive plan, with overall corporate performance goals the same as for other senior executives.
Under the terms of the employment agreements, each executive is entitled to participate in all employee benefit plans made available to executive officers generally, reimbursement of reasonable business expenses, and four weeks of vacation per year (or such greater vacation benefits as may be provided to other senior executives). In addition, under the Company’s Corporate Aircraft Policy, Mr. Shannon and Mr. Parker are each entitled to use the Company’s aircraft for non-business purposes in accordance with the provisions of the policy, for up to 77 hours per year in the aggregate (prorated to 58 hours for fiscal 2023).
Each agreement provides for severance benefits on termination of employment by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the agreement), consisting of the following:
•	an amount equal to the sum of the executive’s base salary plus target bonus, payable in equal monthly installments over 12 months;

•	the annual bonus for the fiscal year of termination, determined based on actual performance, as prorated based on the number of days employed in the year; and
•	payment or reimbursement of premiums for continued health plan coverage for up to 18 months.
However, if the termination occurs during the “change in control period” (as defined in the agreement), the severance benefits consist of the following:
•	an amount equal to two times the sum of the executive’s base salary plus target bonus, payable in a lump sum;
•	the annual bonus for the fiscal year of termination, determined based on actual performance (but not less than the target bonus), as prorated based on the number of days employed in the year;
•	fully accelerated vesting of all equity awards; and
•	payment or reimbursement of premiums for continued health plan coverage for up to 18 months.
These severance benefits are subject to the executive’s execution and non-revocation of a mutual release of claims in the form attached to the agreement, and his not materially breaching the restrictive covenants in the agreement (including confidentiality, non-competition, invention assignment and non-solicitation of customers, employees and consultants).
Amended Employment Agreement with Mr. Parker
The Amended Employment Agreement with Mr. Parker, our Executive Vice Chairman, provides for a three-year term of employment, unless earlier terminated in accordance with its terms, divided into a two-year period beginning July 17, 2023, the effective date of the agreement (the “First Period”), and a one-year period following the First Period (the “Second Period”). During the First Period, Mr. Parker shall be our Executive Vice Chairman and an executive officer of the Company, with an annual base salary of $500,000. During the Second Period, Mr. Parker will serve in an advisory position supporting our Chief Executive Officer on strategic initiatives, with an annual base salary of $400,000. Mr. Parker’s target and maximum annual bonuses are equal to 115% and 200% of base salary, respectively, for fiscal year 2023 and to 75% and 130% of base salary, respectively, for fiscal years 2024 and 2025. For each of fiscal years 2024 and 2025, the actual amount of any bonus that Mr. Parker earns will be determined by our compensation committee in accordance with the terms of the Company’s annual incentive plan, with overall corporate performance goals the same as for other senior executives. For fiscal year 2026, Mr. Parker will have the opportunity to earn an annual bonus in an amount that will be determined in the sole discretion of our compensation committee.
Under the terms of the employment agreement, Mr. Parker is entitled to participate in all employee benefit plans made available to executive officers generally, including our long-term incentive compensation plan, reimbursement of reasonable business expenses, reimbursement of reasonable legal expenses in an amount not to exceed $25,000 related to the negotiation and preparation of his employment agreement, and four weeks of vacation per year (or such greater vacation benefits as may be provided to other senior executives). In addition, pursuant to the Amended Employment Agreement, Mr. Parker is now entitled to use the Company’s aircraft for non-business purposes in accordance with the provisions of the Company’s Corporate Aircraft Policy, for up to 15 hours per year.
Mr. Parker’s employment agreement provides for severance benefits on termination of employment by the Company in certain circumstances. If Mr. Parker’s employment agreement is terminated without “cause” or by the executive for “good reason” (as such terms are defined in the agreement), the Company shall continue to pay him his base salary plus target bonus that would have been payable to him for the period beginning on the day after the termination date and ending on the three-year anniversary of the effective date of the agreement. If Mr. Parker is terminated due to his death of disability (as defined in the agreement), he (or his estate) will be entitled to receive his annual bonus for the fiscal year of termination, determined based on actual performance for such fiscal year, as prorated based on the number of days employed during such fiscal year, payable on the date that annual bonuses for such fiscal year are paid to the Company’s other senior executives.
These severance benefits are subject to the Mr. Parker’s execution and non-revocation of a mutual release of claims in the form attached to the agreement, and his not materially breaching the restrictive covenants in the agreement (including confidentiality, non-competition, invention assignment and non-solicitation of customers, employees and consultants).

Employment Agreement with Mr. Lavan
Our employment agreement with Mr. Lavan, our Chief Financial Officer and Treasurer, provides for an annual base salary of $625,000 and that is subject to annual review by our compensation committee. Pursuant to the employment agreement, Mr. Lavan’s target annual bonus is 75% of his base salary. The term of Mr. Lavan’s employment agreement is two years (ending in May 2025).
Under the terms of the employment agreement, Mr. Lavan is entitled to participate in all employee benefit plans made available to executive officers generally, including our long-term incentive compensation plan, and reimbursement of reasonable business expenses.
Mr. Lavan’s employment agreement provides for severance benefits on termination of employment by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the agreement), consisting of the following:
•	an amount equal to his base salary, at the rate in effect on the date of termination, payable in equal monthly installments over 12 months; and
•	payment or reimbursement of premiums for continued health plan coverage for up to 12 months.
However, if the termination occurs during the “change in control period” (as defined in the agreement), the 12 months of base salary is payable in a lump sum (rather than in monthly installments over 12 months).
These severance benefits are subject to the Mr. Lavan’s execution and non-revocation of a mutual release of claims in the form attached to the agreement, and his not materially breaching the restrictive covenants in the agreement (including confidentiality, non-competition, invention assignment and non-solicitation of customers, employees and consultants).
Stock Options
In accordance with their employment agreements, on December 15, 2021, each of Mr. Shannon and Mr. Parker received two nonqualified options, each of which was granted pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Incentive Plan”) and an option award agreement. For each executive, these include an initial option (the “Initial Option”) and an option (the “Reallocated Option”) determined by reference to certain options that were forfeited before the closing date under the 2017 Bowlmor AMF Corp. Stock Incentive Plan. Each option relates to shares of Class A Common Stock, except the Reallocated Option for Mr. Shannon, which relates to shares of Class B Common Stock. The number of shares subject to the Initial Option is 6,781,520 for Mr. Shannon and 590,625 for Mr. Parker, reduced pursuant to his Amended Employment Agreement from an original number of 1,968,750. The number of shares subject to the Reallocated Option is 482,784 for Mr. Shannon and 183,128 for Mr. Parker. Each option expires on December 15, 2031 or, if earlier, 90 days after termination of employment (or the first anniversary of termination due to death or disability).
Mr. Shannon’s employment agreement provides that he is not eligible for additional compensatory grants pursuant to the Company’s long-term equity incentive program until December 15, 2026.
Each Initial Option originally consisted of five tranches, with an equal number of shares subject to each tranche. The per share exercise price and the vesting schedule for each tranche are as follows:
•	Tranche 1: $10 exercise price, vesting in one-third installments on each of the first, second and third anniversaries of the grant date.
•	Tranche 2: $12 exercise price, vesting in one-third installments on each of the second, third and fourth anniversaries of the grant date.
•	Tranche 3: $14 exercise price, vesting in one-third installments on each of the third, fourth and fifth anniversaries of the grant date.
•	Tranche 4: $16 exercise price, vesting in one-third installments on each of the fourth, fifth and sixth anniversaries of the grant date.
•	Tranche 5: $18 exercise price, vesting in one-third installments on each of the fifth, sixth and seventh anniversaries of the grant date.

Pursuant to Mr. Parker’s Amended Employment Agreement, certain options to purchase shares of Class A common stock of the Company held by Mr. Parker were modified. Each of Mr. Parker’s Tranche 3, Tranche 4 and Tranche 5, and 50% of his Tranche 2 options were cancelled without payment. With respect to the Tranche 2 options, the cancellations were applied on a prorated basis to each of the three installments of the tranche.
If, during the change in control period, Mr. Shannon’s employment is terminated by the Company without cause or by the executive for good reason, his Initial Option will fully vest. On all other terminations of employment, any unvested portion of the Initial Option will be forfeited (and if the termination is for cause, the vested portion of the Initial Option will also be forfeited).
Each Reallocated Option has a per share exercise price of $10 and is fully vested and exercisable from the grant date.
Pursuant to Mr. Lavan’s employment agreement, he received a nonqualified option, which was granted pursuant to the Incentive Plan and an option award agreement, to purchase 444,115 shares of Class A Common Stock, consisting of three tranches with an equal number of shares subject to each tranche. The per share exercise price and the vesting schedule for each tranche are as follows:
•	Tranche 1: $15.33 exercise price, vesting in one-half installments on each of the first and second anniversaries of the grant date.
•	Tranche 2: $17.33 exercise price, vesting in one-half installments on each of the first and second anniversaries of the grant date.
•	Tranche 3: $19.83 exercise price, vesting in one-half installments on each of the first and second anniversaries of the grant date.
Transaction Bonuses
Pursuant to a letter agreement, dated July 1, 2021, entered into between Old Bowlero and each of Mr. Shannon and Mr. Parker, each executive received a transaction bonus on the closing of the Business Combination. The amount of Mr. Shannon’s bonus was $28,456,250, and was paid 50% in cash and 50% in the form of fully vested shares of Class B Common Stock. The amount of Mr. Parker’s bonus was $10,793,750, and was paid in cash.
2023 Compensation Determinations
Below we discuss our compensation committee’s key compensation decisions in setting fiscal 2023 base salary and short- and long-term incentives.
2023 Base Salary
The following table sets forth the annual base salaries for each named executive officer. The compensation committee reviews the base salary of each named executive officer annually and determines whether to make an adjustment.
Named Executed Officer	Fiscal 2023 Base Salary
Thomas F. Shannon	$1,310,000
Brett I. Parker	$1,009,000
Robert M. Lavan(1)	$625,000
(1)	Mr. Lavan assumed this role and salary on May 11, 2023.
2023 Short-Term Incentive Awards
The Annual Incentive Plan (the “Annual Plan”) provides cash incentives to named executive officers based on attainment of EBITDA performance targets and also, with respect to Mr. Lavan, individual performance objectives.

Each of our named executive officers was eligible for an annual short-term incentive award for fiscal 2023. The target short-term incentive opportunity for each of our named executive officers for fiscal 2023 under the Annual Plan was as follows:
Named Executed Officer	Target Annual Incentive as a Percentage of Annual Base Salary
Thomas F. Shannon	115%
Brett I. Parker	115%
Robert M. Lavan	75%
The target short-term incentive opportunity for our EBITDA performance target for each of our named executive officers for fiscal 2023 under the Annual Plan was as follows (with straight-line interpolation for achieving performance between the threshold and maximum levels):
Named Executive Officer	Threshold		Target		Maximum
	Percentage of EBITDA Performance Goal	Payout as a Percentage of Target	Percentage of EBITDA Performance Goal	Payout as a Percentage of Target	Percentage of EBITDA Performance Goal	Payout as a Percentage of Target
Thomas F. Shannon	85%	25%	100%	100%	125%	200%
Brett I. Parker	85%	25%	100%	100%	125%	200%
Robert M. Lavan	95%	75%	100%	100%	103%	106%
The actual level of achievement of the EBITDA goals for fiscal 2023 was 105% resulting in each of Mr. Shannon and Mr. Parker earning a bonus equal to 120% of his target bonus and Mr. Lavan earning a bonus equal to 106% of his target bonus. Mr. Lavan was also awarded his full 20% discretionary bonus.
The table below summarizes the final Annual Plan payouts to our current named executive officers for fiscal 2023:
Named Executive Officer	Base Salary	x	Target Incentive	x	Payout Factor	=	EBITDA Incentive	+	Discretionary Bonus	=	Final Incentive
Thomas F. Shannon	$1,274,000		115%		120%		$1,758,120		N/A		$1,758,120
Brett I. Parker	$991,000		115%		120%		$1,367,580		N/A		$1,367,580
Robert M. Lavan	$88,942(1)		75%		106%		$56,567(2)		$14,142		$70,709
(1)	Mr. Lavan’s bonus eligible base salary was prorated based on his start date of May 11, 2023.
(2)	Mr. Lavan’s EBITDA Incentive constitutes 80% of his total short-term incentive award, consistent with his incentive program, which is 80% performance based and 20% discretionary.

Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for the fiscal years ended July 2, 2023 and July 3, 2022.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Thomas F. Shannon Chairman, Chief Executive Officer, and President	2023	1,310,000	—	—	—	1,758,120	94,866	3,162,986
	2022	1,282,076	14,228,125	14,228,125	35,311,717	2,163,227	353,612	67,566,882
Brett I. Parker Executive Vice Chairman	2023	1,008,999	—	—	—	1,367,580	183,818	2,560,397
	2022	1,001,766	10,793,750	—	10,466,184	1,673,622	104,570	24,039,892
Robert M. Lavan Chief Financial Officer and Treasurer	2023	88,964	—	—	3,465,577	70,709	—	3,625,251
(1)
The amount reported for each of Mr. Shannon and Mr. Parker for fiscal 2023 reflects the base salary under his employment agreement effective as of the closing of the Business Combination. The amount reported for Mr. Lavan for fiscal 2023 is a prorated amount based on his employment agreement and start date of May 11, 2023. The amount reported for fiscal 2022 for each of Mr. Shannon and Mr. Parker reflects the base salary that he received under his employment agreement with Old Bowlero for the portion of the fiscal year ending December 14, 2021 and his increased base salary that he received for the remainder of the fiscal year under his employment agreement with Bowlero, which superseded his prior employment agreement effective as of the closing of the Business Combination (see above under “Employment Agreements”). The amount reported for each of Mr. Shannon and Mr. Parker for fiscal 2022 exceeds his annualized base salary because there was an extra week in fiscal 2022.

(2)
The amount reported for fiscal 2022 for (a) Mr. Shannon reflects the 50% portion of his transaction bonus that was paid to him in cash and (b) Mr. Parker reflects his transaction bonus, which was paid to him entirely in cash (see above under “Transaction Bonuses”).

(3)
The amount reported for Mr. Shannon for fiscal 2022 includes the 50% portion of his transaction bonus that was paid to him in shares of Class B Common Stock (see above under “Transaction Bonuses”). As of the date of this proxy statement, (a) Mr. Shannon (indirectly through TS) held non-compensatory restricted stock units with respect to 4,911,436 shares of Class B Common Stock (the managing member of TS is The Cobalt Group, LLC, and Mr. Shannon is the managing member of The Cobalt Group, LLC) and (b) Mr. Parker held 994,562 non-compensatory restricted shares of Class A Common Stock. These restricted stock units and restricted shares (see below under “Beneficial Ownership of Securities”) were granted on or after December 15, 2021 and will vest if specified share price vesting conditions are met by December 15, 2026.

(4)
The amounts reported for fiscal 2022 reflect the aggregate grant date value of the stock options granted to each of Mr. Shannon and Mr. Parker under the Incentive Plan, as calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions used in calculating these amounts are described in Note 16 of our audited financial statements for the fiscal year ended July 3, 2022, included in our fiscal 2022 Annual Report on Form 10-K (see also above under “Stock Options”).

(5)
Amounts for fiscal 2023 reflect amounts paid in September 2023 under the Annual Plan, as applicable to the named executive officer, as approved by the compensation committee in September 2023. See above under “Executive—2023 Compensation Determinations—2023 Short-Term Incentive Awards.” The amounts reported for fiscal 2022 for each of Mr. Shannon and Mr. Parker reflect the annual bonus that he earned under the Company’s annual incentive plan based on the level of achievement of specified EBITDA performance goals. Under the plan, each executive was eligible to earn a bonus equal to (i) 100% of his target bonus (of 100% of annualized base salary) for achieving target level performance and (ii) 200% of his target bonus for achieving maximum performance at 125% of the target level (with straight-line interpolation for achieving performance between the target and maximum levels). The actual level of achievement of the EBITDA goals for fiscal 2022 was 118%, resulting in each executive earning a bonus equal to 172% of his target bonus.

(6)
The amounts reported for fiscal 2023 for each executive reflect payments for short- and long-term disability benefits and life insurance premiums. For Mr. Shannon and Mr. Parker, the amounts for fiscal 2023 also reflect personal usage of the Company’s aircraft of $93,435 for Mr. Shannon and $181,919 for Mr. Parker, in each case, under the Company’s Corporate Aircraft Policy, in which Mr. Shannon and Mr. Parker are entitled to use the Company’s aircraft for non-business purposes in accordance with the provisions of the policy, for up to 58 hours for fiscal 2023. The amount of incremental cost for personal use of the aircraft is determined by totaling the incremental variable costs for each personal flight which costs include trip-related crew hotels, lodging and ground transportation, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking, trip-specific insurance, customs, permits & fees obtained for the specific flight, fuel, and other smaller variable costs. For the purposes of calculating incremental costs, we include the variable costs of any deadhead flights made in connection with personal travel. Mr. Shannon and Mr. Parker are required to pay their own taxes on imputed taxable income resulting from personal use of our aircraft. The amounts reported for Mr. Shannon and Mr. Parker for fiscal 2022 for each executive reflect (a) payments for short- and long-term disability benefits and life insurance premiums, (b) a monthly car allowance of $3,000 for Mr. Shannon and $1,500 for Mr. Parker, and (c) reimbursement or payment of $315,948 for Mr. Shannon and $84,029 for Mr. Parker for reasonable expenses incurred by the executive relating to negotiating and preparing their employment agreements that were entered into effective as of the closing of the Business Combination, the Business Combination Agreement and related arrangements.

Outstanding Equity Awards at Fiscal Year End
The following table provides information about the outstanding equity awards held by our named executive officers as of July 3, 2023.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Thomas F. Shannon(10)	3,563,684(1)	—	4.13	01/07/2030
	12,237,385(1)	—	7.92	01/07/2030
	482,784(2)	—	10.00	12/15/2031
	452,084	904,166(3)	10.00	12/15/2031
	—	1,356,250(4)	12.00	12/15/2031
	—	1,356,250(5)	14.00	12/15/2031
	—	1,356,250(6)	16.00	12/15/2031
	—	1,356,250(7)	18.00	12/15/2031
Brett I. Parker(10)	4,079,120(1)	—	7.92	01/07/2030
	183,128(2)	—	10.00	12/15/2031
	131,250	262,500(3)	10.00	12/15/2031
	—	393,750(4)(8)	12.00	12/15/2031
	—	393,750(5)(8)	14.00	12/15/2031
	—	393,750(6)(8)	16.00	12/15/2031
	—	393,750(7)(8)	18.00	12/15/2031
Robert M. Lavan		148,038(9)	15.33	5/11/2033
		148,039(9)	17.33	5/11/2033
		148,038(9)	19.83	5/11/2033
(1)
These options were granted under the Bowlmor AMF Corp. 2017 Stock Incentive Plan on January 7, 2020. Pursuant to the Business Combination Agreement, the options became fully vested on the closing date of the Business Combination.

(2)	These Reallocated Options were granted under the Incentive Plan on December 15, 2021 and were fully vested at grant (see above under “Equity Incentive Awards”).
(3)
These Initial Options were granted under the Incentive Plan on December 15, 2021. The first tranche of these options vested on the first anniversary of the grant date, and the remaining unvested options are scheduled to vest in one-half installments on the second and third anniversaries of the grant date grant (see above under “Stock Options”).

(4)
These Initial Options were granted under the Incentive Plan on December 15, 2021 and are scheduled to vest in one-third installments on the second, third and fourth anniversaries of the grant date (see above under “Stock Options”).

(5)
These Initial Options were granted under the Incentive Plan on December 15, 2021 and are scheduled to vest in one-third installments on the third, fourth and fifth anniversaries of the grant date (see above under “Stock Options”).

(6)
These Initial Options were granted under the Incentive Plan on December 15, 2021 and are scheduled to vest in one-third installments on the fourth, fifth and sixth anniversaries of the grant date (see above under “Stock Options”).

(7)
These Initial Options were granted under the Incentive Plan on December 15, 2021 and are scheduled to vest in one-third installments on the fifth, sixth and seventh anniversaries of the grant date (see above under “Stock Options”).

(8)
Pursuant to Mr. Parker’s Amended Employment Agreement, which became effective after the end of fiscal 2023, each of Mr. Parker’s Tranche 3, Tranche 4 and Tranche 5, and 50% of his Tranche 2 options were cancelled without payment. With respect to the Tranche 2 options, the cancellation was applied on a prorated basis to each of the three installments of the tranche (see above under “Stock Options”).

(9)
These options were granted under the Incentive Plan on May 11, 2023 and are scheduled to vest in one-half installments on the first and second anniversaries of the grant date (see above under “Stock Options”).

(10)
As of July 2, 2023, Mr. Shannon (indirectly through TS) also held non-compensatory restricted stock units with respect to shares of Class B Common Stock, and Mr. Parker also held non-compensatory restricted shares of Class A Common Stock (see footnote 3 of the “Summary Compensation Table” above).

Compensation of Directors
Under the Company’s Non-Employee Director Compensation Policy, which provides each non-employee director with compensation for service on the Board in the form of annual cash retainers and equity awards. The annual cash retainers are as follows:
Retainer	Amount
Basic retainer for each Non-Employee Director	$85,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Nomination and Corporate Governance Committee Chair	$15,000
Lead Independent Director (if applicable)	$40,000
The retainers are payable quarterly in arrears, unless the director elects to defer receipt of the retainers to the earlier of separation from service or a change in control of the Company. Directors may also elect to receive their retainers in shares of Class A Common Stock, with the shares delivered either currently or on a deferred basis.
Equity awards are granted to directors pursuant to the Incentive Plan in the form of restricted stock units (“RSUs”) that are settled in shares of Class A Common Stock. Each director receives an initial grant of RSUs on commencement of service on the Board with a grant date total value of $210,000, and an annual grant of RSUs at each regular annual meeting of stockholders of the Company with a grant date total value of $105,000. The number of shares underlying each grant is equal to the grant date total value divided by the Fair Market Value (as defined in the Incentive Plan) per share of Class A Common Stock on the grant date. The RSUs vest on the first anniversary of the grant date or, if earlier, the next annual meeting of stockholders following the grant date. Vesting of the awards accelerates on a change in control of the Company or on the director’s death or disability. The shares are delivered to the director on vesting, unless the director elects to defer receipt of the shares to the earlier of separation from service or a change in control of the Company.
Director Compensation Table
The following table sets forth information regarding the compensation for the members of our Board for their service on the Board for the fiscal year ended July 2, 2023. Mr. Shannon and Mr. Parker do not receive additional compensation for their Board service.
Name	Fiscal Year	Fees Earned ($)	Stock Awards ($)	Total ($)
Michael J. Angelakis(1)	2023	100,000	105,000	205,000
Robert J. Bass	2023	110,000	105,000	215,000
Sandeep Mathrani	2023	85,000	105,000	190,000
Alberto Perlman	2023	46,042	210,000	256,042
Rachael A. Wagner(1)	2023	85,000	105,000	190,000
Michelle Wilson	2023	85,000	105,000	190,000
John A. Young	2023	131,666	105,000	236,666
(1)
Mr. Angelakis and Ms. Wagner have each (a) directed Bowlero to pay their cash compensation for their Board service to Atairos Management, L.P. and (b) entered into an agreement with Bowlero and Atairos Management, L.P that provides that each grant of RSUs that the director receives for Board service is automatically transferred and assigned to Atairos Management, L.P immediately after grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” for a discussion of compensation arrangements for our named executive officers and directors), the following includes a summary of transactions since July 4, 2022 and any currently proposed transactions to which we have been or are to be a party in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Business Combination
On December 15, 2021, Isos Acquisition Corporation, a Cayman Islands exempted Company (“Isos”), consummated its previously announced acquisition of Bowlero Corp., a Delaware corporation (“Old Bowlero”), pursuant to the business combination agreement, dated as of July 1, 2021, as amended (the “Business Combination Agreement”), between Old Bowlero and Isos. In connection with the consummation of the transactions contemplated by the Business Combination Agreement, Isos was redomiciled as a Delaware corporation and Old Bowlero was merged with and into Isos, with Isos surviving the merger (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, “Isos Acquisition Corporation” was renamed “Bowlero Corp.”
Sponsor Support Agreement
In connection with the execution of the Business Combination Agreement, Isos entered into the sponsor support agreement with Bowlero, Isos Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and LionTree Partners LLC (“LionTree”) . Pursuant to the sponsor support agreement, dated as of July 1, 2021, by and among Isos, security holders named therein and certain other parties named therein (the “Sponsor Support Agreement”), the Sponsor and LionTree each agreed: (i) to vote any shares of Isos in favor of the Business Combination, (ii) not to redeem any shares of Isos in connection with the stockholder redemption, (iii) to waive its anti-dilution rights with respect to its Isos Class B ordinary shares under Isos’s memorandum and articles of association, (iv) to comply with its obligations under the Insider Letter dated as of March 2, 2021, (v) to be subject to a lock-up period of twelve months following the closing of the Business Combination, and (vi) to forgive certain indebtedness owing by Isos to the Sponsor or LionTree at the closing of the Business Combination in excess of $1.5 million, in the aggregate.
In addition, pursuant to the Sponsor Support Agreement, the Sponsor agreed to forfeit for cancellation 722,196 Isos Class B ordinary shares plus, depending on the percentage of redemptions by holders of Isos Public Shares, up to an additional 1,203,659 Isos Class B ordinary shares, and LionTree agreed to forfeit for cancellation 83,443 Isos Class B ordinary shares plus, depending on the percentage of redemptions by holders of Isos Public Shares, up to an additional 139,072 Isos Class B ordinary shares. In addition, upon closing of the Business Combination, 1,444,391 of the Sponsor’s Isos Class B ordinary shares and 1,189,037 of the Sponsor’s private placement warrants and 166,887 of LionTree’s Isos Class B ordinary shares and 430,311 of LionTree’s private placement warrants were agreed to become unvested. 50% of the unvested Isos Class B ordinary shares and 50% of the private placement warrants of each of the Sponsor and LionTree that unvested at closing of the Business Combination will revest only to the extent the closing price of Class A Common Stock exceeds $15.00 per share and $17.50 per share, respectively, and as further provided in the Sponsor Support Agreement prior to the fifth anniversary of the closing of the Business Combination (with any shares and/or warrants unvested as of such date being forfeited and cancelled).
On closing of the Business Combination, the Sponsor forfeited for cancellation 1,925,855 Isos Class B ordinary shares and LionTree forfeited for cancellation 222,515 Isos Class B ordinary shares. On closing of the Business Combination, 1,444,391 Isos Class B ordinary shares of the Sponsor and 166,887 Isos Class B ordinary shares of LionTree were unvested. The Sponsor received 1,444,391 shares of restricted Class A Common Stock and LionTree received 166,887 shares of restricted Class A Common Stock at closing of the Business Combination.

Stockholders Agreement
In connection with the execution of the Business Combination Agreement, Isos entered into the Stockholders Agreement that provides for certain rights, including director appointment rights, for Atairos and TS. The Stockholders Agreement became effective upon closing of the Business Combination.
Registration Rights Agreement
Contemporaneously with the execution of the Business Combination Agreement, Isos entered into an amended and restated registration rights agreement with certain securityholders of Bowlero, including the Supporting Stockholders, and certain of its stockholders that became effective upon closing of the Business Combination.
Indemnification Agreements
We entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in the certificate of incorporation and the bylaws. These agreements, among other things, require Bowlero to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Bowlero’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Bowlero’s request. Bowlero believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in the certificate of incorporation and the bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Bowlero and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Policies and Procedures for Related Party Transactions
We have a written Related Person Transaction Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by our audit committee. In accordance with the policy, our audit committee will have overall responsibility for implementation of and compliance with the policy.
For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board or compensation committee and any transaction where our general counsel has determined that the rates or charges involved are determined by competitive bids.
The policy requires that notice of a proposed related person transaction be provided to our general counsel prior to entry into such transaction. If our general counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration. Under the policy, our audit committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the audit committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The policy also provides that the audit committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Bowlero common stock as of October 23, 2023, by:
•	each person who is the beneficial owner of more than 5% of Class A Common Stock;
•	each person who is executive officer, director or director nominee of Bowlero; and
•	all executive officers, directors and director nominees of Bowlero as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
As of October 23, 2023, there were 94,392,645 issued and outstanding shares of Class A Common Stock, 58,519,437 issued and outstanding shares of Class B Common Stock and 136,373 issued and outstanding shares of Series A preferred stock (the “Preferred Stock”).
Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person or entity listed below has sole voting and investment power with respect to such shares of the Bowlero Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, Virginia 23111.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Percentage of Voting Power of Bowlero Issued and Outstanding Common Stock(1)
Name of Beneficial Owners	Number	%	Number	%	%
5% Stockholders:
A-B Parent LLC (Atairos)(2)	72,180,006	76.5%	—	—	10.4%
Cobalt Recreation LLC(3)	—	—	52,471,210	89.7%	75.9%
Named Executive Officers and Directors:
Thomas F. Shannon(4)	3,656,249	3.9%	74,803,290	100.0%	85.2%
Brett I. Parker(5)	6,314,839	6.7%	—	—	*
John A. Young(6)	44,768	*	—	—	*
Michelle Wilson(7)	4,140,787	4.4%	—	—	*
Michael J. Angelakis(2)	72,180,006	76.5%	—	—	10.4%
Rachael A. Wagner	—	—	—	—	*
Robert J. Bass(8)	29,268	*	—	—	*
Sandeep Mathrani(8)	29,268	*	—	—	*
Alberto Perlman(9)	36,536	*	—	—	*
Robert M. Lavan	27,162	*	—	—	*
All directors, director nominees and executive officers as a group (10 persons)	86,458,883	91.6%	79,332,542	100.0%	97.2%
*	Less than 1%.
(1)
Percentage of combined voting power represents voting power with respect to all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock and each holder of Class B Common Stock is entitled to 10 votes per share of Class B Common Stock. The holders of Preferred Stock are entitled to an aggregate of 11,293,870 votes, calculated on an as-converted basis as of October 23, 2023.

(2)
Reflects 72,121,470 shares of Class A Common Stock held by A-B Parent LLC, a Delaware limited liability company, including 63,425,788 shares of Class A Common Stock and 8,695,682 shares of Class A Common Stock issuable upon conversion of the 105,000 shares of Preferred Stock held by Atairos, which is based on initial conversion rate of 76.9231 shares of Class A Common Stock per share of Series A Preferred Stock, subject to adjustment as provided in the Certificate of Designations. Also reflects 58,536 restricted stock units held by Atairos Management, L.P., an affiliate of Atairos, which represent a contingent right to receive one share of Class A Common Stock. The restricted stock units are comprised of 42,000 restricted stock units that have already vested and 16,536 restricted stock units that will vest on the date of Bowlero’s next regular annual meeting, which will be on December 12, 2023. Atairos Group, Inc., a Cayman Islands exempted company (“Atairos Inc.”) is the sole member of Atairos. Atairos Partners, L.P., a Cayman Islands exempted limited partnership (“AP”) is the sole voting shareholder of Atairos Inc. Atairos Partners GP, Inc., a Cayman Islands exempted company (“APGP”), is the general partner of AP. Michael J. Angelakis is the Chairman and Chief Executive Officer of Atairos Inc. The board of directors of Atairos Inc. and APGP consists of Michael J. Angelakis, Melissa Bethell, David L. Caplan, Alexander D. Evans, and Clare McGrory, each of whom is also an executive officer of Atairos Inc. and APGP. Michael J. Angelakis directly or indirectly controls a majority of the voting power of APGP. The business address of each of Atairos, Atairos Inc., AP, APGP and Michael J. Angelakis is: c/o Atairos Management, L.P., 40 Morris Road, Bryn Mawr, PA 19010.

(3)
Reflects 52,471,210 shares of Class B Common Stock held by Cobalt Recreation LLC, a Delaware limited liability company (“TS”). The managing member of TS is The Cobalt Group, LLC. The managing member of The Cobalt Group LLC is Thomas F. Shannon.

(4)
Reflects 52,471,210 shares of Class B Common Stock held by TS, 6,048,227 shares of Class B Common Stock held by Thomas F. Shannon, stock options currently exercisable for 16,283,854 shares of Class B Common Stock, 2,300,000 shares of Class A Common Stock held by Mr. Shannon, and stock options currently exercisable or scheduled to vest within 60 days for 1,356,249 shares of Class A Common Stock.

(5)
Reflects 729,911 shares of Class A Common Stock, 994,555 shares of restricted Class A Common Stock, which are comprised of 496,904 vested shares and 497,911 shares subject to vesting, and stock options currently exercisable or scheduled to vest within 60 days for 4,590,373 shares of Class A Common Stock. If the conditions are not met and the shares of restricted Class A Common Stock have not vested as of December 15, 2026, the right to these shares will be forfeited.

(6)
Includes 15,500 shares of Class A Common Stock directly held by John Young and 29,268 restricted stock units which represent a contingent right to receive one share of Class A Common Stock. The restricted stock units are comprised of 21,000 restricted stock units that have already vested and 8,268 restricted stock units that will vest on the date of Bowlero’s next regular annual meeting, which will be on December 12, 2023.

(7)
The Sponsor is the record holder of 4,061,419 of shares of Class A Common Stock (of which 1,793,492 shares are subject to vesting). Michelle Wilson is one of the managers of the Sponsor. Accordingly, Michelle Wilson has voting and investment discretion with respect to the shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of such shares directly held by the Sponsor. Ms. Wilson disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest she may have therein, directly or indirectly. Michelle Wilson directly owns 50,100 shares of Class A Common Stock and 29,268 restricted stock units, which represent a contingent right to receive one share of Class A Common Stock. The restricted stock units are comprised of 21,000 restricted stock units that have already vested and 8,268 restricted stock units will vest on the date of Bowlero’s next regular annual meeting, which will be on December 12, 2023.
(8)
Reflects restricted stock units, which represent a contingent right to receive one share of Class A Common Stock. The restricted stock units are comprised of 21,000 restricted stock units that have already vested and 8,268 restricted stock units that will vest on the date of Bowlero’s next regular annual meeting, which will be on December 12, 2023.

(9)
Includes 20,000 shares of Class A Common Stock directly held by Alberto Perlman and 16,536 restricted stock units, which represent a contingent right to receive one share of Class A Common Stock. The restricted stock units will vest on the date of Bowlero’s next regular annual meeting, which will be on December 12, 2023.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Class A Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file. We believe that during the fiscal year ended July 2, 2023, our directors, executive officers, and holders of more than 10% of our Class A Common Stock complied with all applicable Section 16(a) filing requirements except for one Form 4 filed late by Jeffrey Kostelni related to an open-market transaction.

QUESTIONS AND ANSWERS
THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
How do I vote at the Annual Meeting?
The Annual Meeting will be held virtually on December 12, 2023, at 10:00 a.m. Eastern Standard Time in a virtual meeting format via live webcast at www.virtualshareholdermeeting.com/BOWL2023. Stockholders will not be able to physically attend the Annual Meeting. During the virtual meeting, you will be able to vote your shares electronically, or you may vote by using one of the following options discussed below under “—How Can I Vote My Shares?” We recommend that you vote by proxy now even if you plan to attend the meeting.
To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. There is no physical location for the Annual Meeting.
The virtual Annual Meeting format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/BOWL2023, clicking the Q&A button on your screen and typing your question into the provided text field.
We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the investor relations page of our website at ir.bowlerocorp.com, as soon as practicable after the Annual Meeting.
Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/BOWL2023.
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. The virtual Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection if you intend to attend and/or participate in the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on two proposals at the Annual Meeting:
•	the election of 9 directors named in this proxy statement; and
•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024;
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Thomas F. Shannon, Chief Executive Officer and President, Brett I. Parker, Executive Vice Chairman, Robert M. Lavan, Chief Financial Officer, and Jason Cohen, Chief Legal Officer and Secretary, with full power of substitution, to vote on such matters at their discretion.
How does the Board recommend that stockholders vote on the proposals?
Our Board recommends that stockholders vote “FOR” the election of the directors and vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.

What happens if other business not discussed in this proxy statement comes before the Annual Meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the Annual Meeting and is proper under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.
Why am I receiving these materials?
We are distributing our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on October 23, 2023. As of the record date, 97,850,832 shares of Class A Common Stock, 58,519,437 shares of Class B Common Stock and 136,373 shares of Preferred Stock, which are equivalent to 11,293,870 shares of Class A Common Stock on an as-converted basis as of October 23,2023, were outstanding. Only holders of record of our Common Stock and Preferred Stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
Each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock and each holder of Class B Common Stock is entitled to 10 votes per share of Class B Common Stock. The holders of Preferred Stock are entitled to an aggregate of 11,293,870 votes, calculated on an as-converted basis as of October 23, 2023.
How can I vote my shares?
Voting on the Internet
You can vote your shares via the Internet by following the instructions in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the Internet, you do not need to complete and mail a proxy card or attend the Annual Meeting to have your vote count. We encourage you to vote your shares via the Internet in advance of the Annual Meeting even if you plan to attend the Annual Meeting.
Voting by Mail
You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the Annual Meeting in the manner you indicate. If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting. Proxy cards can be returned via mail to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Voting by Telephone
You can vote your shares by telephone. Instructions are included on your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you vote by telephone, you do not need to complete and mail your proxy card or attend the Annual Meeting to have your vote count.

What if I am not the stockholder of record?
If you are a holder of record of shares of Common Stock or Preferred Stock of the Company, you may direct your vote as instructed above.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•	delivering to the attention of the Chief Legal Officer at Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, Virginia 23111, a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Annual Meeting and voting your shares electronically. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee.
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024 (Proposal Two). The election of the directors (Proposal One) is a non-routine matter.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority in voting power of the Common Stock and Preferred Stock issued and outstanding and entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of the Directors Named in this Proxy Statement.
Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. The director nominees receiving the highest number of “for” votes will be elected to fill the available board seats. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the directors.
Proposal Two: Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending June 30, 2024.
The affirmative vote of the majority of our shares of Common Stock and Preferred Stock voting together as a single class at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our Common Stock or our Preferred Stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•	“FOR” the election of the nominees for director named in this proxy statement; and
•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024.
If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•	will be counted as present for purposes of establishing a quorum;
•
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2024 (Proposal Two); and

•
will not be counted in connection with the election of the directors named in this proxy statement (Proposal One) or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our Board knows of no matter to be presented at the Annual Meeting other than Proposals One and Two. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our Board. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders of record during the Annual Meeting on the virtual website and, to all stockholders of the Company for 10 days prior to the Annual Meeting, at Bowlero Corp., 7313 Bell Creek Road, Mechanicsville, Virginia 23111, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time. If you would like to schedule an appointment to examine the stockholder list during this period, please send a written request to our Chief Legal Officer at 7313 Bell Creek Road, Mechanicsville, Virginia 23111. The stockholder list will also be available during the Annual Meeting.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.
Under Rule 14a-8 of the Exchange Act, if you want us to include a proposal in the proxy materials for our 2024 Annual Meeting, we must receive the proposal at our executive offices at 7313 Bell Creek Road, Mechanicsville, Virginia 23111, no later than June 29, 2024.
Our bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in the Company’s proxy statement for that meeting. Under our bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Chief Legal Officer by mail at 7313 Bell Creek Road, Mechanicsville, Virginia 23111 no later than the close of business on September 13, 2024 and not earlier than August 14, 2024. The notice must contain the information required by the bylaws. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
Copies of our bylaws are available on our website, https://www.bowlero.com, or may be obtained by sending a written request to the Chief Legal Officer at 7313 Bell Creek Road, Mechanicsville, Virginia 23111.
In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the close of business on October 13, 2024.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Chief Legal Officer by mail at 7313 Bell Creek Road, Mechanicsville, Virginia 23111.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://www.ir.bowlerocorp.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this proxy statement is not incorporated into, and is not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 27, 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

BOWLERO CORP.
7313 BELL CREEK ROAD
MECHANICSVILLE, VA 23111

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 12/11/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/BOWL2023
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/11/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Michael J. Angelakis
02 Robert J. Bass
03 Sandeep Mathrani
04 Brett I. Parker
05 Alberto Perlman
06 Thomas F. Shannon
07 Rachael A. Wagner
08 Michelle Wilson
09 John A. Young

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000621741_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

BOWLERO CORP.
Annual Meeting of Stockholders
December 12, 2023 10:00 AM EST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thomas F. Shannon, Brett I. Parker, Robert M. Lavan and Jason F. Cohen, or any one of them, as proxies, each with the power to appoint (his/her) substitute and the power to act alone, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of capital stock of BOWLERO CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EST on December 12, 2023, at the virtual meeting accessible at www.virtualshareholdermeeting.com/BOWL2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

0000621741_2 R1.0.0.6

Continued and to be signed on reverse side